Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnibus Incentive Plan and Employee Stock Purchase Plan of Smithfield Foods, Inc. of our report dated November 18, 2024 (except Note 14, as to which the date is January 21, 2025), with respect to the consolidated financial statements of Smithfield Foods, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-284141), filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Richmond, Virginia
January 28, 2025